                                                       Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico (646) 536-7030 nlaudico@theruthgroup.com

Almost Family Reports Third Quarter 2014 Results

Louisville, KY, November 5, 2014 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and nine months ended September 30, 2014.

Third Quarter Highlights:
•	Net service revenues of approximately $124 million
•	Adjusted Earnings from Operations (1) of $5.0 million or $0.53 per diluted share
•	Net income attributable to Almost Family, Inc. of $3.8 million or $0.40 per diluted share
•	Results include Imperium-related operating results, which increased diluted EPS from continuing operations for the quarter by $0.04, driven by Medicare Shared Savings Payment success fee income
•	Visiting Nurse segment net revenues of $97.8 million and record Personal Care segment revenues of $25.9 million
•	Acquired operations added $0.24 to diluted EPS from continuing operations for the quarter with SunCrest contributing $0.23
•	Efficiency gains in the balance of the business improved diluted EPS by $0.09, prior to the effects of Medicare rate cuts which reduced diluted EPS by $0.05.

(1)	See “Reconciliation of Non-GAAP Measures - Adjusted Earnings from Operations” to GAAP results on page 12

Comments on Third Quarter 2014 Results
William Yarmuth, Chairman and Chief Executive Officer, made the following comments with regard to results for the quarter:  “We are exceptionally pleased to report third quarter Adjusted Earnings from Operations of $0.53 per diluted share as compared to $0.29 in the third quarter of 2013.  During the quarter we achieved strong and improved performance by our core visiting nurse operations which generated over 3% same store organic admission growth year-over-year.”

“With the substantial completion of the SunCrest integration work behind us, we are now turning our attention to future acquisitions.  We are immensely appreciative of the hard work done and the trust in us shown by our SunCrest managers and employees in dealing with the transition and producing very impressive results.”

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

“Finally, we’re extremely excited that our Imperium ACO management company generated its first Medicare shared savings success fees totaling $1.6 million in the quarter, bringing its trailing 12 month performance to break even in its first year of operation under Almost Family.  Recent program improvements and increased ACO commitments from CMS sustain our continued belief that time and capital committed to this effort will inure to the long term benefit of our Company.”

“While we continue to recognize the stringent rate environment in which we operate, we are as optimistic as ever that our strategic plan for growth and development of our business will continue to produce success.”

Steve Guenthner, President, added the following:  “During the quarter we successfully consolidated several overlapping-territory Florida branches resulting from the SunCrest acquisition, and closed SunCrest's Nashville-based home office, completing the last substantial steps in our integration plan.  These final steps resulted in the recording of certain one-time lease abandonment and other wind-down charges totaling $0.11 per diluted share.”

“Despite continued rate pressure from our payers, we were able to drive cost efficiencies sufficient to permit us to share an across-the-board pay increase with our employee base, our first since the start of 2012, continuing to improve our competitive position in the marketplace.  Our balance sheet remains strong and we have solid capital markets relationships that will help fuel our continued growth and development.”

“Additionally, CMS has now issued final regulations for home health for the 2015 fiscal year, consistent with our positive expectations and impressions from the preliminary regulations.  With this issuance, we now have clarity of reimbursement at least through the first half of the four year Medicare rebasing period.”

Yarmuth concluded: “While we have been through some challenging years recently, we are very encouraged by the changing tone and perspectives of our regulators towards home health care.  We remain as convinced as ever that the home health care delivery system offers great opportunity in our country’s goal to effectively manage the cost of its health care delivery system.  With that in mind, our long track record of successful management, development and growth, combined with strong access to capital and an improving regulatory environment, position us well to continue our growth trajectory and drive quality returns for our shareholders”

Third Quarter Financial Results
Almost Family reported third quarter results that included a full quarter of operating results for the following acquisitions, as compared to our results for the third quarter of 2013:
•	The December 6, 2013 acquisition of SunCrest added $34.0 million to revenue ($29.5 million VN and $4.5 million PC) and $0.23 to diluted EPS from continuing operations.
•
Improved cost controls, in particular tighter adherence to our agency-level labor staffing standards improved the efficiency of our care delivery allowing us to lower labor costs on very similar volumes improving diluted EPS by $0.09 as compared to the same quarter of last year.

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

•
The October 4, 2013 acquisition of our 61% interest in Imperium raised diluted EPS from continuing operations by $0.04.  During the third quarter, Imperium earned its first Medicare Shared Savings Payment (MSSP) and incurred operating costs of $0.5 million.  Both the MSSP related revenue and operating costs of Imperium are included in corporate expenses.

•
One-time transition costs including abandonment (asset & lease), branch re-alignment, severance, and wind-down costs related to the SunCrest transaction approximated $1.7 million ($0.11 per diluted share) in the quarter ended September 30, 2014.

Excluding acquired revenue, Medicare rate cuts from 2014’s rebasing, reduced revenue and operating income by $0.8 million and diluted EPS from continuing operations by $0.05.  VN segment Medicare admissions increased organically by 3.5%.

Our effective tax rate for the third quarter of 2014 was 42.4% compared to 39.5% for the third quarter of 2013.  The lower income tax rate in 2013 occurred primarily due to the Work Opportunity Tax Credit (WOTC) not being extended for 2012 until 2013 which resulted in our 2013 effective tax rate including the WOTC benefit for 2 years (2013 and 2012).  The WOTC has not yet been extended for 2014.

Nine Month Period Financial Results
Almost Family reported nine month results that included a full nine months of operating results for the following acquisitions, as compared to our results for the nine month period of 2013:
•	The December 6, 2013 acquisition of SunCrest added $102.8 million to revenue ($90.2 million VN and $12.6 million PC) and $0.61 to diluted EPS from continuing operations.
•	Approximately $6.0 million ($0.39 per diluted share) of transition costs, primarily SunCrest, were incurred in the nine months ended September 30, 2014.
•
The October 4, 2013 acquisition of our 61% interest in Imperium raised diluted EPS from continuing operations by $0.03, as MSSP related revenues earned exceeded year to date operating costs of $1.2 million.  Both the MSSP related revenue and operating costs of Imperium are included in corporate expenses.

Medicare rate cuts in our VN segment, from 2014’s rebasing cuts and sequestration for episodes ending after March 31, 2013, reduced revenue and operating income by $3.4 million and diluted EPS from continuing operations by $0.20.  VN segment Medicare admissions increased organically by 1.0%.

Our effective tax rate for the nine month period of 2014 was 40.5% (which should approximate our effective tax rate for all of 2014) compared to 39.2% for the nine month period of 2013.

2015 Medicare Final Rule
On October 30, 2014, CMS issued the 2015 Final Rule.  The final rule included the maximum rebasing cut in Medicare reimbursement rates (3.5% rate reduction in each of the years 2014-2017) allowable by the Patient Protection and Affordable Care Act (the ACA), which was signed into law in March 2010.  The rebasing cuts are in addition to other legislated cuts for that same period by the ACA.

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

Discontinued Operations
In the first quarter of 2014, the Company’s VN segment exited a market in the Northeast through the closure of a branch location. In conjunction with the SunCrest acquisition, the Company acquired some operations which had been discontinued prior to acquisition.  During the quarter ended June 30, 2013, the Company completed the sale of two Alabama locations, which operated in the VN segment.  The operations and any related gain on sale for these operations were reclassified from continuing operations into discontinued operations for all periods presented.

Definitions
As used herein “CMS” means the Centers for Medicare and Medicaid Services, “MedPac” means the Medicare Payment Advisory Commission and “ACO” means Accountable Care Organizations as established by the ACA.

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net service revenues	$123,742	$88,471	$368,711	$260,325
Cost of service revenues (excluding depreciation & amortization)	66,487	47,375	197,446	138,967
Gross margin	57,255	41,096	171,265	121,358
General and administrative expenses:
Salaries and benefits	34,992	25,569	104,596	74,755
Other	13,244	10,891	43,966	32,106
Deal and transition costs	1,655	848	6,012	987
Total general and administrative expenses	49,891	37,308	154,574	107,848
Operating income	7,364	3,788	16,691	13,510
Interest expense, net	(396)	(11)	(1,073)	(40)
Income before income taxes	6,968	3,777	15,618	13,470
Income tax expense	(2,810)	(1,462)	(6,245)	(5,264)
Net income from continuing operations	4,158	2,315	9,373	8,206

Discontinued operations:
Loss from operations, net
of tax of ($26), ($72), ($116) and ($74)	(38)	(186)	(173)	(476)
Gain on sale, net of tax of $973	-	-	-	168
Loss on discontinued operations	(38)	(186)	(173)	(308)
Net income	4,120	2,129	9,200	7,898
Net income - noncontrolling interests	(338)	-	(185)	-
Net income attributable to Almost Family, Inc.	$3,782	$2,129	$9,015	$7,898

Per share amounts-basic:
Average shares outstanding	9,347	9,302	9,326	9,269
Income from continuing operations attributable to Almost Family, Inc.	$0.41	$0.25	$0.99	$0.89
Discontinued operations	-	(0.02)	(0.02)	(0.03)
Net income attributable to Almost Family, Inc.	$0.41	$0.23	$0.97	$0.86

Per share amounts-diluted:
Average shares outstanding	9,443	9,348	9,444	9,354
Income from continuing operations attributable to Almost Family, Inc.	$0.40	$0.25	$0.97	$0.88
Discontinued operations	-	(0.02)	(0.02)	(0.03)
Net income attributable to Almost Family, Inc.	$0.40	$0.23	$0.95	$0.85

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2014
ASSETS	(UNAUDITED)	December 31, 2013
CURRENT ASSETS:
Cash and cash equivalents	$5,358	$12,246
Accounts receivable - net	72,092	61,651
Prepaid expenses and other current assets	9,344	10,278
Deferred tax assets	14,398	11,532
TOTAL CURRENT ASSETS	101,192	95,707

PROPERTY AND EQUIPMENT - NET	6,119	8,142
GOODWILL	190,656	192,575
OTHER INTANGIBLE ASSETS	56,308	55,075
OTHER ASSETS	614	774
TOTAL ASSETS	$354,889	$352,273

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$10,326	$11,526
Accrued other liabilities	40,333	38,916
Current portion - notes payable and capital leases	92	702
TOTAL CURRENT LIABILITIES	50,751	51,144

LONG-TERM LIABILITIES:
Revolving credit facility	52,525	56,000
Deferred tax liabilities	21,016	25,580
Other	2,420	1,856
TOTAL LONG-TERM LIABILITIES	75,961	83,436
TOTAL LIABILITIES	126,712	134,580

NONCONTROLLING INTEREST - REDEEMABLE	3,639	3,639

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,562 and 9,500
issued and outstanding	956	950
Treasury stock, at cost, 94 and 92 shares of common stock	(2,393)	(2,340)
Additional paid-in capital	105,189	103,858
Noncontrolling interest - nonredeemable	(170)	(203)
Retained earnings	120,956	111,789
TOTAL STOCKHOLDERS' EQUITY	224,538	214,054
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$354,889	$352,273

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Nine Months Ended September 30,
	2014	2013
Cash flows of operating activities:
Net income	$9,200	$7,898
Loss on discontinued operations, net of tax	(173)	(308)
Net income from continuing operations	9,373	8,206
Adjustments to reconcile income to net cash of operating activities:
Depreciation and amortization	3,165	2,004
Provision for uncollectible accounts	6,745	3,884
Stock-based compensation	1,337	1,039
Deferred income taxes	1,577	1,108
	22,197	16,241
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(23,290)	(1,602)
Prepaid expenses and other current assets	235	(131)
Other assets	160	151
Accounts payable and accrued expenses	(176)	(270)
Net cash (used in) provided by operating activities	(874)	14,389

Cash flows of investing activities:
Capital expenditures	(870)	(1,620)
Acquisitions, net of cash acquired	(969)	(12,011)
Net cash used in investing activities	(1,839)	(13,631)

Cash flows of financing activities:
Credit facility repayments, net	(3,475)	-
Proceeds from stock options exercises	39	4
Purchase of common stock in connection with share awards	(52)	-
Tax impact of share awards	(39)	(61)
Payment of special dividend in connection with share awards	(35)	-
Principal payments on notes payable and capital leases	(655)	(532)
Net cash used in financing activities	(4,217)	(589)

Cash flows from discontinued operations
Operating activities	40	(1,268)
Investing activities	2	3,075
Net cash provided by discontinued operations	42	1,807

Net change in cash and cash equivalents	(6,888)	1,976
Cash and cash equivalents at beginning of period	12,246	26,120
Cash and cash equivalents at end of period	$5,358	$28,096

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Three Months Ended September 30,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$97,835	79.1%	$67,455	76.2%	$30,380	45.0%
Personal Care	25,907	20.9%	21,016	23.8%	4,891	23.3%
	123,742	100.0%	88,471	100.0%	35,271	39.9%
Operating income before corporate expenses:
Visiting Nurse	12,544	12.8%	7,389	11.0%	5,155	69.8%
Personal Care	2,873	11.1%	2,566	12.2%	307	12.0%
	15,417	12.5%	9,955	11.3%	5,462	54.9%
Corporate expenses	6,398	5.2%	5,319	6.0%	1,079	20.3%
Deal and transition costs	1,655	1.3%	848	1.0%	807	NM
Operating income	7,364	6.0%	3,788	4.3%	3,576	94.4%
Interest expense, net	(396)	-0.3%	(11)	0.0%	(385)	NM
Income tax expense	(2,810)	-2.3%	(1,462)	-1.7%	(1,348)	92.2%
Net income from continuing operations	$4,158	3.4%	$2,315	2.6%	$1,843	79.6%

Adjusted EBITDA from continuing operations	$10,496	8.5%	$5,728	6.5%	$4,768	83.2%

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Nine Months Ended September 30,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$293,029	79.5%	$200,007	76.8%	$93,022	46.5%
Personal Care	75,682	20.5%	60,318	23.2%	15,364	25.5%
	368,711	100.0%	260,325	100.0%	108,386	41.6%
Operating income before corporate expenses:
Visiting Nurse	35,487	12.1%	22,562	11.3%	12,925	57.3%
Personal Care	8,733	11.5%	7,739	12.8%	994	12.8%
	44,220	12.0%	30,301	11.6%	13,919	45.9%
Corporate expenses	21,517	5.8%	15,804	6.1%	5,713	36.1%
Deal and transition costs	6,012	1.6%	987	0.4%	5,025	NM
Operating income	16,691	4.5%	13,510	5.2%	3,181	23.5%
Interest expense, net	(1,073)	-0.3%	(40)	0.0%	(1,033)	NM
Income tax expense	(6,245)	-1.7%	(5,264)	-2.0%	(981)	18.6%
Net income from continuing operations	$9,373	2.5%	$8,206	3.2%	$1,167	14.2%

Adjusted EBITDA from continuing operations	$27,205	7.4%	$17,540	6.7%	$9,665	55.1%

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended September 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	160		109		51	46.8%

All payors:
Patient months	81,893		53,883		28,010	52.0%
Admissions	24,480		15,299		9,181	60.0%
Billable visits	675,787		481,965		193,822	40.2%

Medicare:
Admissions	21,531	88%	14,015	92%	7,516	53.6%
Revenue (in thousands)	$87,436	89%	$62,399	93%	$25,037	40.1%
Revenue per admission	$4,061		$4,452		$(391)	-8.8%
Billable visits	564,614	84%	412,637	86%	151,977	36.8%
Recertifications	11,907		8,380		3,527	42.1%
Payor mix % of Admissions
Traditional Medicare Episodic	84.0%		92.6%		-8.6%
Replacement Plans Paid Episodically	3.8%		2.2%		1.6%
Replacement Plans Paid Per Visit	12.2%		5.2%		7.0%

Non-Medicare:
Admissions	2,949	12%	1,284	8%	1,665	129.7%
Revenue (in thousands)	$10,399	11%	$5,056	7%	$5,343	105.7%
Revenue per admission	$3,526		$3,938		$(411)	-10.4%
Billable visits	111,173	16%	69,328	14%	41,845	60.4%
Recertifications	1,467		1,311		156	11.9%
Payor mix % of Admissions
Medicaid & other governmental	26.9%		38.9%		-12.0%
Private payors	73.1%		62.1%		11.0%

PERSONAL CARE OPERATING METRICS

	Three Months Ended September 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	1,558		1,018		540	53.0%
Patient months of care	20,368		17,590		2,778	15.8%
Billable hours	1,331,501		1,176,802		154,699	13.1%
Revenue per billable hour	$19.46		$17.86		$1.60	9.0%

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Nine Months Ended September 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	169		105		64	61.0%

All payors:
Patient months	246,053		162,442		83,611	51.5%
Admissions	74,334		47,074		27,260	57.9%
Billable visits	2,018,034		1,429,766		588,268	41.1%

Medicare:
Admissions	65,868	89%	43,149	92%	22,719	52.7%
Revenue (in thousands)	$262,863	90%	$185,337	93%	$77,526	41.8%
Revenue per admission	$3,991		$4,295		$(305)	-7.1%
Billable visits	1,693,016	84%	1,221,728	85%	471,288	38.6%
Recertifications	35,962		24,339		11,623	47.8%
Payor mix % of Admissions
Traditional Medicare Episodic	83.9%		91.8%		-7.9%
Replacement Plans Paid Episodically	3.4%		2.5%		0.9%
Replacement Plans Paid Per Visit	12.7%		5.7%		7.0%

Non-Medicare:
Admissions	8,466	11%	3,925	8%	4,541	115.7%
Revenue (in thousands)	$30,166	10%	$14,670	7%	$15,496	105.6%
Revenue per admission	$3,563		$3,738		$(174)	-4.7%
Billable visits	325,018	16%	208,038	15%	116,980	56.2%
Recertifications	4,446		4,030		416	10.3%
Payor mix % of Admissions
Medicaid & other governmental	25.3%		32.6%		-7.3%
Private payors	74.7%		67.4%		7.3%

PERSONAL CARE OPERATING METRICS

	Nine Months Ended September 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	4,527		3,261		1,266	38.8%
Patient months of care	60,167		52,494		7,673	14.6%
Billable hours	3,925,653		3,393,413		532,240	15.7%
Revenue per billable hour	$19.28		$17.78		$1.50	8.5%

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

Non-GAAP Financial Measures
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted Earnings from Operations
Adjusted Earnings from Operations is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The presentation of Adjusted Earnings from Operations provides investors with pertinent information to enable comparison of financial performance between periods by excluding certain items that the Company believes are not representative of its ongoing operations due to the nature of the items.

The following tables set forth a reconciliation of net income to Adjusted Earnings from Operations:
ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EARNINGS FROM OPERATIONS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Net income attributable to Almost Family, Inc.	$3,782	$2,129	$9,015	$7,898

Addbacks:
Deal and transition costs, net of tax	985	505	3,577	587
Normalization of income taxes to statutory rate (1)	156	(67)	-	(191)
Loss on discontinued operations, net of tax	38	186	173	308
Adjusted Earnings from Operations	$4,961	$2,753	$12,765	$8,602

Per share amounts-diluted:
Average shares outstanding	9,443	9,348	9,444	9,354

Net income attributable to Almost Family, Inc.	$0.40	$0.23	$0.95	$0.85

Addbacks:
Deal and transition costs, net of tax	0.11	0.05	0.38	0.06
Normalization of income taxes to statutory rate (1)	0.02	(0.01)	-	(0.02)
Loss on discontinued operations, net of tax	0.00	0.02	0.02	0.03
Adjusted Earnings from Operations	$0.53	$0.29	$1.35	$0.92

(1) - Reflects normalization of income tax expense to the Company's current estimated statutory rate of 40.5%, for all periods presented.

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

Adjusted EBITDA
Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates Adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2014	2013	2014	2013
Net income from continuing operations	$4,158	$2,315	$9,373	$8,206
Add back:
Interest expense	396	11	1,073	40
Income tax expense	2,810	1,462	6,245	5,264
Depreciation and amortization	1,012	707	3,165	2,004
Amortization of stock-based compensation	465	385	1,337	1,039
Deal and transition costs	1,655	848	6,012	987
Earnings before interest, income taxes, depreciation and amortization, amortization of stock-based compensation and deal and transition costs (Adjusted EBITDA) from continuing operations	10,496	5,728	27,205	17,540

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Indiana, Pennsylvania, Georgia, Missouri, Illinois, Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Almost Family operates over 220 branch locations in fourteen U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking

Almost Family Reports Third Quarter 2014 Results

November 5, 2014

terminology such as “may,” “will,” “expect,” “believe,” “estimate,” “project,” “anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third-party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2013, in particular information under the headings “Special Caution Regarding Forward-Looking Statements” and “Risk Factors.”  With regard to the Company’s recent investment in Imperium, in particular given that it is a development stage enterprise, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.